Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Information
Senior Vice President, Finance (617) 236-3410	(212) 827-3773

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FIRST QUARTER 2007 RESULTS

Reports diluted FFO per share of $1.10	Reports diluted EPS of $6.99

BOSTON, MA, April 24, 2007 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2007.

Funds from Operations (FFO) for the quarter ended March 31, 2007 were $133.0 million, or $1.13 per share basic and $1.10 per share diluted. This compares to FFO for the quarter ended March 31, 2006 of $119.2 million, or $1.06 per share basic and $1.03 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 118,177,465 and 122,568,712, respectively, for the quarter ended March 31, 2007 and 112,508,647 and 120,013,441, respectively, for the quarter ended March 31, 2006.

Net income available to common shareholders was $854.3 million for the three months ended March 31, 2007, compared to $67.7 million for the quarter ended March 31, 2006. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2007 was $7.14 basic and $6.99 on a diluted basis. This compares to EPS for the first quarter of 2006 of $0.60 basic and $0.59 on a diluted basis. EPS includes $6.39 and $0.05, on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended March 31, 2007 and 2006, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2007, the Company’s portfolio consisted of 135 properties comprising approximately 42.9 million square feet, including six properties under construction totaling 1.4 million square feet and one hotel. The overall percentage of leased space for the 128 properties in service as of March 31, 2007 was 93.8%.

Significant events of the first quarter include:

•

In January 2007, the Company acquired 6601 and 6605 Springfield Center Drive, consisting of two office/technical properties aggregating approximately 97,000 net rentable square feet located in Springfield, Virginia for an aggregate purchase price of approximately $16.5 million. On April 11, 2007, the Company acquired an additional adjacent parcel of land for a purchase price of approximately $25.6 million. The combined properties will support future development of approximately 800,000 net rentable square feet.

•

In January 2007, the Company acquired parcels of land located at 250 West 55th Street in New York City, through a majority-owned venture, for an aggregate purchase price of approximately $228.8 million. The Company also has agreements to acquire other real estate interests, for approximately $33.1 million. The acquisitions were financed with members’ capital contributions and a $160.0 million mortgage loan bearing interest at a variable rate equal to LIBOR plus 0.40% per annum and maturing in January 2009. The assembled land parcels will support the development of an approximately 975,000 net rentable square foot Class A office tower. On February 26, 2007, the Company entered into an agreement to acquire the outside member’s equity interest in the venture for approximately $23.4 million.

•

On January 29, 2007, the Company acquired 103 Fourth Avenue, an approximately 62,000 net rentable square foot office/technical property located in Waltham, Massachusetts, for a purchase price of approximately $14.3 million. The property is adjacent to other recently acquired land parcels that once assembled will support future development.

•

On February 6, 2007, the Company’s Operating Partnership completed an offering of $862.5 million in aggregate principal amount (including $112.5 million as a result of the exercise by the initial purchasers of their over-allotment option) of its 2.875% exchangeable senior notes due 2037. The notes were priced at 97.433% of their face amount, resulting in an effective interest rate of approximately 3.438% per annum and net proceeds to the Company of approximately $840.0 million. The notes mature on February 15, 2037, unless earlier repurchased, exchanged or redeemed. The notes may be exchanged prior to the close of business on the scheduled trading day immediately preceding February 20, 2012 into cash and, at the Operating Partnership’s option, shares of the Company’s common stock at an initial exchange rate of 6.6090 shares per $1,000 principal amount of notes (or an initial exchange price of approximately $151.31 per share of the Company’s common stock). The notes were issued in an offering exempt from registration under the Securities Act of 1933. On March 13, 2007, the Company filed with the SEC a registration statement covering the resale of the notes and of shares of common stock issuable upon exchange of the notes, which was declared effective by the SEC on April 20, 2007.

•

On February 12, 2007, the Company refinanced its mortgage loan collateralized by 599 Lexington Avenue located in New York City. The new mortgage financing totaling $750.0 million bears interest at a fixed interest rate of 5.57% per annum and matures on March 1, 2017. On December 19, 2006, the Company had terminated its forward-starting interest rate swap contracts and received approximately $10.9 million, which amount will reduce the Company’s interest expense over the ten-year term of the financing, resulting in an effective interest rate of 5.38% per annum for the financing. The Company used a portion of the net proceeds to repay the $225.0 million drawn on its Unsecured Line of Credit, which draw was collateralized by 599 Lexington Avenue. In addition, the Company used the net proceeds from the refinancing to repay the mortgage loan collateralized by Times Square Tower located in New York City totaling $475.0 million. The Times Square Tower mortgage loan bore interest at a variable rate equal to LIBOR plus 0.50% per annum and was scheduled to mature on July 9, 2008. There was no prepayment penalty associated with the repayment.

•

On February 15, 2007, the Company completed the sale of its long-term leasehold interest in 5 Times Square in New York City and related credits, for approximately $1.28 billion in cash, or approximately $1,160 per square foot. 5 Times Square is a fully-leased Class A office tower that contains 1,101,779 net rentable square feet. 5 Times Square was developed by the Company in 2002 at a total cost of approximately $490 million.

•

On March 9, 2007, the Company’s Value-Added Fund executed a binding agreement for the sale of Worldgate Plaza located in Herndon, Virginia, for approximately $109.0 million. Worldgate Plaza is an office complex consisting of approximately 322,000 net rentable square feet. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurance that the sale will be consummated on the terms currently contemplated or at all, it is expected to close by the end of the second quarter of 2007.

•

On March 23, 2007, the Company completed the sale of the Long Wharf Marriott, a 402-room hotel located in Boston, Massachusetts for a total sale price of $231.0 million, or approximately $575,000 per room.

•

On March 30, 2007, the Company acquired Kingstowne Towne Center, a mixed-use property located in Alexandria, Virginia, at a purchase price of approximately $134.0 million. This property is comprised of two Class A office properties totaling approximately 307,000 net rentable square feet and a retail/movie theater complex totaling approximately 88,000 net rentable square feet. The acquisition was financed with the assumption of mortgage indebtedness totaling $65.3 million and available cash. The assumed mortgage financing consists of two mortgage loans of $44.9 million and $20.4 million, which bear interest at fixed rates of 5.99% and 5.96% per annum and mature on January 1, 2016 and May 5, 2013, respectively. The Company projects this property’s annualized 2007 Unleveraged FFO Return to be 7.9% and annualized 2007 Unleveraged Cash Return to be 6.8%. The Company projects this property’s 2008 Unleveraged FFO Return to be 8.1% and 2008 Unleveraged Cash Return to be 7.2%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2007 and 2008 Returns on Acquisition.” There can be no assurance that actual returns will not differ materially from these projections.

•

On March 30, 2007, the Company acquired Russia Wharf, a land parcel located in Boston, Massachusetts, for a purchase price of approximately $105.5 million. The land parcel will support a mixed-use development of approximately 775,000 net rentable square feet, anchored by office space.

•

During the three months ended March 31, 2007, the Company signed a new qualifying lease for approximately 22,000 net rentable square feet of its remaining 47,659 net rentable square foot master lease obligation related to the sale of 280 Park Avenue resulting in the recognition of approximately $18.0 million as additional gain on sale of real estate. The Company had deferred approximately $67.3 million of the gain on sale of 280 Park Avenue, which amount represented the maximum obligation under the master lease. As of March 31, 2007, the master lease obligation totaled approximately $27.4 million.

Transactions completed subsequent to March 31, 2007:

•

On April 5, 2007, the Company sold Newport Office Park located Quincy, Massachusetts, for approximately $37.0 million. Newport Office Park is a Class A office property consisting of approximately 172,000 net rentable square feet.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2007 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Second Quarter 2007	Full Year 2007
	Low - High	Low - High
Projected EPS (diluted)	$0.85 - $ 0.86	$9.17 - $ 9.25
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.48 - 0.48	1.97 - 1.97
Less:
Projected Company Share of Gains on Sales of Real Estate	0.21 - 0.21	6.60 - 6.60

Projected FFO per Share (diluted)	$1.12 - $ 1.13	$4.54 - $ 4.62

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses or the impact on operating results from possible future property acquisitions, dispositions or financings. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, April 25, 2007 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2007 results, the 2007 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (800) 240-2430 (Domestic) or (303) 262-2051 (International); no passcode required. A replay of the conference call will be available through May 2, 2007, by dialing (800) 405-2236 (Domestic) or (303) 590-3000 (International) and entering the passcode 11087179. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section, through www.fulldisclosure.com for individual investors, or through the password-protected event management site, www.streetevents.com, for institutional investors. Shortly after the call a replay of the webcast and a podcast will be available on the Company’s website, www.bostonproperties.com, in the Investor Relations section, and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2007 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the effects of acquisitions and dispositions (including the exact amount and timing of any related special dividend and possible impairment charges) on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the second quarter and full fiscal year 2007.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2007	2006
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$272,908	$275,540
Recoveries from tenants	47,042	47,006
Parking and other	15,321	13,756

Total rental revenue	335,271	336,302
Hotel revenue	6,709	4,915
Development and management services	4,727	4,374
Interest and other	16,988	1,959

Total revenue	363,695	347,550

Expenses
Operating:
Rental	113,575	112,107
Hotel	6,014	5,008
General and administrative	16,808	14,642
Interest	73,926	74,817
Depreciation and amortization	70,478	66,005
Losses from early extinguishments of debt	722	467

Total expenses	281,523	273,046

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	82,172	74,504
Minority interest in property partnership	—	1,236
Income from unconsolidated joint ventures	965	1,290

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	83,137	77,030
Minority interest in Operating Partnership	(11,164)	(15,353)

Income before gains on sales of real estate and discontinued operations	71,973	61,677
Gains on sales of real estate, net of minority interest	619,206	5,441

Income before discontinued operations	691,179	67,118
Discontinued operations:
Income from discontinued operations, net of minority interest	1,280	619
Gains on sales of real estate from discontinued operations, net of minority interest	161,848	—

Net income available to common shareholders	$854,307	$67,737

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$5.83	$0.60
Discontinued operations, net of minority interest	1.31	—

Net income available to common shareholders	$7.14	$0.60

Weighted average number of common shares outstanding	118,177	112,509
Diluted earnings per common share:

Income available to common shareholders before discontinued operations	$5.71	$0.58
Discontinued operations, net of minority interest	1.28	0.01

Net income available to common shareholders	$6.99	$0.59

Weighted average number of common and common equivalent shares outstanding	120,647	115,157

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,019,237	$8,819,934
Real estate held for sale, net	18,282	433,492
Construction in progress	500,995	115,629
Land held for future development	185,093	183,403
Less: accumulated depreciation	(1,414,857)	(1,392,055)

Total real estate	8,308,750	8,160,403

Cash and cash equivalents	2,016,336	725,788
Cash held in escrows	20,334	25,784
Tenant and other receivables, net of allowance for doubtful accounts of $2,770 and $2,682, respectively	50,799	57,052
Accrued rental income, net of allowance of $636 and $783, respectively	288,824	327,337
Deferred charges, net	244,846	274,079
Prepaid expenses and other assets	63,896	40,868
Investments in unconsolidated joint ventures	91,955	83,711

Total assets	$11,085,740	$9,695,022

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$2,973,571	$2,679,462
Unsecured senior notes, net of discount	1,471,583	1,471,475
Unsecured exchangeable senior notes, net of discount	1,290,985	450,000
Unsecured line of credit	—	—
Accounts payable and accrued expenses	101,188	102,934
Dividends and distributions payable	105,284	857,892
Accrued interest payable	48,917	47,441
Other liabilities	229,666	239,084

Total liabilities	6,221,194	5,848,288

Commitments and contingencies	—	—

Minority interests	726,937	623,508

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 119,048,965 and 117,582,442 shares issued and 118,970,065 and 117,503,542 shares outstanding in 2007 and 2006, respectively	1,190	1,175
Additional paid-in capital	3,260,647	3,119,941
Earnings in excess of dividends	881,733	108,155
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(3,239)	(3,323)

Total stockholders’ equity	4,137,609	3,223,226

Total liabilities and stockholders’ equity	$11,085,740	$9,695,022

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2007	2006
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$854,307	$67,737

Add:
Minority interest in Operating Partnership	11,164	15,353
Less:
Minority interest in property partnership	—	1,236
Income from unconsolidated joint ventures	965	1,290
Gains on sales of real estate, net of minority interest	619,206	5,441
Income from discontinued operations, net of minority interest	1,280	619
Gains on sales of real estate from discontinued operations, net of minority interest	161,848	—

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	82,172	74,504

Add:
Real estate depreciation and amortization (2)	72,870	68,674
Income from discontinued operations	1,504	736
Income from unconsolidated joint ventures	965	1,290
Less:
Minority interest in property partnership’s share of funds from operations	—	268
Preferred distributions (3)	1,202	3,110

Funds from operations (FFO)	156,309	141,826
Less:
Minority interest in the Operating Partnership’s share of funds from operations	23,298	22,616

Funds from operations available to common shareholders	$133,011	$119,210

Our percentage share of funds from operations—basic	85.10%	84.05%

Weighted average shares outstanding—basic	118,177	112,509

FFO per share basic	$1.13	$1.06

Weighted average shares outstanding—diluted	122,569	120,013

FFO per share diluted	$1.10	$1.03

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $70,478 and $66,005, our share of unconsolidated joint venture real estate depreciation and amortization of $2,099 and $2,304 and depreciation and amortization from discontinued operations of $608 and $842, less corporate related depreciation and amortization of $315 and $477 for the three months ended March 31, 2007 and 2006, respectively.
(3)	Excludes an adjustment of approximately $3.1 million for the three months ended March 31, 2007 to the income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that followed previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PROJECTED 2007 AND 2008 RETURNS ON ACQUISITION

	Kingstowne Towne Center
	Nine Months 2007	Year 2008
	(dollars in thousands)
Base rent and recoveries from tenants	$9,364	$13,113
Straight-line rent	909	935
Fair value lease revenue	277	305

Total rental revenue	10,550	14,353

Operating Expenses	2,461	3,347

Revenue less Operating Expenses	8,089	11,006

Depreciation and amortization	2,700	3,600

Net income (loss)	$5,389	$7,406

Add:
Depreciation and amortization	2,700	3,600

Unleveraged FFO	$8,089	$11,006

Less:
Straight-line rent	(909)	(935)
Fair value lease revenue	(277)	(305)

Unleveraged Cash	$6,903	$9,766

Cash	$133,964	$133,964
Closing costs	1,541	1,541
Tenant costs and capital improvements	500	500

Total Investment	$136,005	$136,005

Unleveraged FFO Return (1)	7.9%	8.1%

Unleveraged Cash Return (2)	6.8%	7.2%

(1)	Unleveraged FFO Return is determined by dividing the Unleveraged FFO (based on the projected results for the nine months ending December 31, 2007 (annualized) and the year ending December 31, 2008) by Total Investment. Other real estate companies may calculate this return differently. Management believes projected Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property’s value. When evaluating acquisition opportunities, management considers, among other factors, projected Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or property-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). In addition, management considers its cost of capital and available financing alternatives in making decisions concerning acquisitions.
(2)	Unleveraged Cash Return is determined by dividing the Unleveraged Cash (based on the projected results for the nine months ending December 31, 2007 (annualized) and the year ending December 31, 2008) by Total Investment. Other real estate companies may calculate this return differently. Management believes that projected Unleveraged Cash Return is also a useful measure of a property’s value when used in addition to Unleveraged FFO Return because, by eliminating the effect of straight-lining of rent and the SFAS No. 141 treatment of in-place above- and below-market leases, it enables an investor to assess the cash on cash return from the property over the forecasted period.

Management is presenting these projected returns and related calculations to assist investors in analyzing the Company’s recent acquisition. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company’s financial condition or results of operations. The Company does not undertake a duty to update any of these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2007	December 31, 2006
Greater Boston	89.8%	89.9%
Greater Washington, D.C.	97.7%	98.0%
Midtown Manhattan	99.5%	99.9%
Princeton/East Brunswick, NJ	87.1%	87.9%
Greater San Francisco	90.6%	90.2%

Total Portfolio	93.8%	94.2%

	% Leased by Type
	March 31, 2007	December 31, 2006
Class A Office Portfolio	94.4%	94.7%
Office/Technical Portfolio	84.4%	84.5%

Total Portfolio	93.8%	94.2%